Exhibit 10(ee)

FINAL SEVERANCE AGREEMENT AND RELEASE
THE STATE OF TEXAS
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS

        This Final Severance Agreement and Release is made and entered into between Darrell Wood (hereinafter "WOOD"), and Luby's, Inc., its owners, successors, directors, officers, both individually and in their capacity as directors and officers, managers, current and former employees, consultants, agents, attorneys, and assigns and all affiliated entities (hereinafter collectively referred to as "LUBY'S").  This Final Severance Agreement and Release is made in light of the following:

RECITALS:

            WHEREAS, WOOD resigned his employment with LUBY'S effective July 28, 2002; and

            WHEREAS, LUBY'S and WOOD desire to reach an agreement for the separation of WOOD, which will provide him with certain compensation to which he is not otherwise entitled, and to settle and resolve forever any and all claims which could be raised by WOOD now or in the future arising out of his employment and separation from employment with LUBY'S.

            THEREFORE, WOOD and LUBY'S make the following Final Severance Agreement and Release:

AGREEMENT:

              1.  Upon execution of this Final Severance Agreement and Release and upon the expiration of the seven (7) day period set forth in Paragraph 7 hereof, the parties hereby agree that they will do the following:

a.

WOOD relinquishes any and all rights to future employment with LUBY'S, or any other company or firm currently owned or controlled by LUBY'S. WOOD further promises not to seek re-employment with LUBY'S, nor with its successors and assigns.

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b.

For a period of two years following the date of WOOD'S resignation of his employment, WOOD will act as a consultant to LUBY'S in a strictly independent contractor capacity.  The details of this consulting relationship shall be set out in a concurrently executed agreement.  LUBY'S will compensate WOOD in the gross amount of $75,000.00 for the first year, to be paid at a rate of $6,250.00 per month.  LUBY'S will compensate WOOD in the gross amount of $25,000.00 for the second year, to be paid at a rate of $2,083.33 per month.  WOOD recognizes that  these sums will be paid by virtue of an independent contractor relationship with LUBY'S and, accordingly, he understands that no taxes shall be withheld from any check he receives and that he will be fully responsible for any and all state or federal tax liability on said payments.  WOOD further acknowledges that he has received no opinion or advice from anyone associated with LUBY'S, with respect to tax liability or any matter contained herein.

c.

LUBY'S will make the COBRA premium payments on behalf of WOOD for a period of 12 months at which time LUBY'S will make health insurance available to WOOD pursuant to COBRA at  WOOD's expense to the extent it is available under the existing policy.

d.	LUBY'S will transfer to WOOD ownership of the company vehicle of which he had use at the time of his resignation.

              2.  For good and valuable consideration, the receipt of which is acknowledged by WOOD, including, but not limited to, the signing of this Final Severance Agreement and Release, WOOD, on behalf of himself, and any other person claiming by, through or under him unconditionally and forever RELEASES, ACQUITS and DISCHARGES LUBY'S, its owners, successors, directors, officers, both individually and in their capacity as directors and officers, managers, current and former employees, consultants, agents, attorneys, and assigns and all affiliated entities from any and all claims, whether based on contract, tort or statute or any other legal or equitable theory of recovery, which he now has or may have, of any kind or character.  This Final Severance Agreement and Release includes all claims arising from, related to, or which were or could have been brought in connection with:

a.	WOOD's employment with LUBY'S;

b.	WOOD's termination and/or resignation of his employment from LUBY'S;

c.	any alleged discriminatory, retaliatory, tortious and/or improper actions of LUBY'S;

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d.

any and all other acts or omissions related to any matter arising from or relating to the employment or termination of employment of WOOD with LUBY'S, occurring on or before the date of the execution of this Final Severance Agreement and  Release; and

This Final Severance Agreement and Release includes, but is not limited to:

a.	any and all claims under the Texas Pay Day Law, Tex. Lab. Code Section 61.001, et seq.;

b.	any and all claims he might have arising under the retaliation provision of the Texas Workers' Compensation Act, Tex. Lab. Code Ann. Section 451.001, et seq.;

c.	any and all claims he might have arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq.; and the Civil Rights Act of 1991, 42 U.S.C. Section 1981a;

d.	any and all claims he might have arising under the Texas Commission on Human Rights Act, Tex. Lab. Code Section 21.001, et seq.;

e.	any claims he might have arising under the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12.101, et seq.;

f.	any and all claims he might have arising under the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.;

g.	any and all claims he might have arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621 et seq.;

h.	any and all claims he might have arising under the Older Workers' Benefit Protection Act, 29 U.S.C. Section 626 et seq.;

i.	any and all claims he might have arising under the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001, et seq.;

j.	any and all claims under the Fair Credit Reporting Act, 15 U.S.C. Section 1681, et seq.;

k.	any contractual claim for any wages or other employment benefits arising out of his employment with or separation from the employ of LUBY'S;

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l.

any and all statutory and common law claims including but not limited to slander, libel, negligence, negligent supervision or training, conspiracy, intentional infliction of emotional distress, mental anguish, invasion of privacy, and/or breach of implied covenant of good faith and fair dealing; and

m.	any and all other claims whether arising from contract, tort or statute which he might have arising from his past employment with and separation from LUBY'S or otherwise.

              3.  The parties hereby acknowledge and agree the Release set forth above is a general release and they further expressly waive and assume the risk of any and all claims for damages which may exist as of this date but of which they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Final Severance Agreement and Release.  The parties further agree that WOOD accepts payment of the sums specified herein as a complete compromise of matters involving disputed issues of law and fact and he assumes the risk that the facts or law may be otherwise than he believes. It is understood and agreed by WOOD and LUBY'S that this severance package is a compromise of all doubtful and disputed claims, and the payments are not to be construed as an admission of liability on the part of LUBY'S, by whom liability is expressly denied.

              4.  Within seven (7) days of the signing of this Agreement and prior to the time LUBY'S obligations under Paragraph 1 begin, WOOD shall return to LUBY'S any and all customer/client and other company files still in his possession or control as well as all drawings, letters, memoranda, notes, brochures, sales materials, customer information and other papers of a confidential nature in his possession or control. WOOD acknowledges that he received or was given access to certain confidential and secret information belonging to LUBY'S during his employment and covenants and agrees that he will not directly or indirectly disclose or use any information, knowledge or data of LUBY'S which is confidential or secret to LUBY'S which WOOD received or was given access to as a result of his employment with LUBY'S and which is not otherwise known to the public, without the prior written consent of LUBY'S.  WOOD covenants and agrees that he will not use or disclose any information of a confidential nature which he obtained during the course of his employment, for or to any other company, entity or person, specifically but not limited to any past, present or potential customers/clients of LUBY'S, any future employers of WOOD, and any past, present and future employees of LUBY'S.

              5.  WOOD accepts this Agreement in lieu of any other benefits or claims to which he might otherwise be entitled, unless specified to the contrary herein.

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              6.  WOOD has informed himself of the terms, contents, conditions and effects of this Final Severance Agreement and Release.  WOOD further acknowledges that: (1) he has been previously informed that he could consider this Final Severance Agreement and Release for up to 21 days from August 30, 2002, the date on which he was first presented the Final Severance Agreement and Release, and could accept that offer within that 21-day period by executing the original Severance Agreement and Release and returning same to Mr. Peter Tropoli, at the offices of Luby's, Inc. located at 2211 Northeast Loop 410, San Antonio, Texas 78217-4673; (2) he has been advised to consult with an attorney prior to executing this Final Severance Agreement and Release; (3) he has received no opinion or advice from LUBY'S or its attorney with respect to the advisability of accepting or rejecting this settlement offer; (4) he is over the age of 18 years, of sound mind and otherwise competent to execute this Final Severance Agreement and Release; and (5) he is entering into this Final Severance Agreement and Release knowingly and voluntarily and without any undue influence or pressures.

              7.  WOOD and LUBY'S acknowledge WOOD has seven (7) calendar days following his execution of this Final Severance Agreement and Release to revoke the Final Severance Agreement and Release and the Final Severance Agreement and Release shall not become effective or enforceable and no payments shall be made until the revocation period has expired.  Any revocation by WOOD must be in writing and received by Ms. Paulette M. Gerukos, at the offices of Luby's, Inc. located at 2211 Northeast Loop 410, San Antonio, Texas 78217-4673 on or before the seventh calendar day after the date of execution of this Final Severance Agreement and Release by WOOD.  If such revocation is not received pursuant to the terms and conditions of this Agreement, the effective date of this Final Severance Agreement and Release shall remain the date of execution.

              8.  WOOD acknowledges that by entering into this Final Severance Agreement and Release, LUBY'S is not admitting to any unlawful or tortious conduct or any wrongdoing in connection with WOOD's employment and his termination from employment.  Neither will this Final Severance Agreement and Release, nor any action or acts taken in connection with this Final Severance Agreement and Release, constitute an admission of any evidence of unlawful or tortious conduct or any wrongdoing on the part of LUBY'S.  LUBY'S, in fact, denies that it or any of its owners, successors, directors, officers, both individually and in their capacity as directors and officers, managers, current and former employees, consultants, agents, attorneys, and assigns and all affiliated entities committed unlawful, tortious or improper acts against WOOD at any time.

              9.  WOOD is bound to this Final Severance Agreement and Release.  Anyone who succeeds to his rights or responsibilities, such as the heirs or the executors of his estate, is also bound.

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             10.  WOOD agrees to maintain in strictest confidence the terms of this Final Severance Agreement and Release, and from and after the date of this Settlement Agreement and Release will not disclose, directly or indirectly (written, verbal or otherwise), the existence of or provisions contained in this Final Severance Agreement and Release to any person other than the parties herein, his spouse, his attorney, his tax advisor, or governmental authority that may require disclosure of same, nor communicate any information concerning the negotiation of this Final Severance Agreement and Release.  WOOD further agrees no copy or any portion of the Final Severance Agreement and Release will be disclosed to any company, person or entity, and he further specifically agrees never to mention to any company, person or entity any amount of money whatsoever as having been paid as a consequence of this Final Severance Agreement and Release.  The parties agree if they fail to comply with matters set out in this paragraph, such actions will constitute a material breach of the Final Severance Agreement and Release and will automatically render the breaching party liable to the non-breaching party for injunctive relief and for all other damages flowing from breach thereof and all court costs and legal fees required to enforce such provision.

             11.  WOOD agrees that as a former employee of LUBY'S, there was and is a relationship of trust and confidence between himself and LUBY'S with respect to information applicable to the business of LUBY'S.  In this regard, WOOD recognizes and agrees that WOOD possesses and will continue to possess proprietary information about LUBY'S, including its methods and procedures of operation.  In consideration of the promises by LUBY'S as contained herein, WOOD agrees:

a.

To keep confidential such proprietary information, including, but not limited to all trade secrets, confidential knowledge, data or other proprietary information pertaining to any part of the business of LUBY'S or of any of its employees.

b.	That he has delivered to LUBY'S all documents and data of any nature pertaining to the business of LUBY'S.

c.	That he has not taken nor will he ask anyone else to take or deliver to anyone else any documents or data of any description containing or pertaining to any information proprietary to LUBY'S.

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             12.  In the event that WOOD should receive contact from the EEOC, any governmental entity or any current or former employee of LUBY'S or their agent regarding the subject matter of any legal action in anyway involving or relating to LUBY'S, or should WOOD be subpoenaed to testify in any proceeding regarding LUBY'S, he will, within 48 hours of receipt of such subpoena or contact, notify counsel for LUBY'S, so that LUBY'S may seek any protection it so desires.  Nothing herein, however, shall in any way prevent WOOD from giving full and truthful testimony under oath pursuant to subpoena or court order.  WOOD further agrees no copy or any portion of the Final Severance Agreement and Release will be disclosed to any company, person or entity, and he further specifically agrees never to mention to any company, person or entity any amount of money whatsoever as having been paid as a consequence of this Final Severance Agreement and Release.  WOOD agrees that if he fails to comply with the matters set out in this paragraph, such actions will constitute a material breach of the Final Severance Agreement and Release and will automatically render him liable to LUBY'S for injunctive relief and for all other damages flowing from breach thereof and all court costs and legal fees required to enforce such provision.

             13.  WOOD agrees that he will not at any time after the date of this Settlement Agreement and Release in any manner disparage or in any manner demean LUBY'S, its owners, officers, or employees

             14.  It is understood and agreed that this Agreement contains the entire agreement between parties and supercedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter contained herein.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  Furthermore, this Agreement cannot be changed or terminated orally.

             15.  It is understood this Final Severance Agreement and Release will be executed in duplicate, each of which shall be deemed an original for all purposes.

             16.  If any provision of this Final Severance Agreement and Release is held invalid or unenforceable, the remainder of this Final Severance Agreement and Release shall remain in full force and effect in its other provisions and in all other circumstances.

             17.  This Final Severance Agreement and Release shall be construed and interpreted in accordance with the laws of the State of Texas.

              IN WITNESS WHEREOF, the parties execute this Final Severance Agreement and Release on this    8th    day of          September        , 2002.

LUBY'S, INC.

By:
/s/Darrell Wood		/s/Peter Tropoli

Darrell Wood		Peter Tropoli, Senior Vice President

Date:	September 8, 2002	Date:	September 13, 2002

THE STATE OF TEXAS

COUNTY OF HARRIS

              BEFORE ME, the undersigned authority, on this day personally appeared Darrell Wood known to me to be the person whose name is subscribed to the foregoing "Final Severance Agreement and Release," and expressly acknowledged to me that he has read the same, that such is true, and that he has executed the same freely and voluntarily, for the purposes and consideration herein expressed.

              SUBSCRIBED AND SWORN TO before me, the undersigned authority, on this    8th    day of        September      , 2002, to certify which, witness my hand and seal of office.

/s/Josephine Acuna

NOTARY PUBLIC in and for The State of Texas

THE STATE OF TEXAS

COUNTY OF HARRIS

              BEFORE ME, the undersigned authority, on this day personally appeared Peter Tropoli, Senior Vice President of Luby's, Inc. known to me to be the person whose name is subscribed to the foregoing "Final Severance Agreement and Release," and expressly acknowledged to me that he has read the same, that it is true and that he has the authority to and has executed the same on behalf of Luby's, Inc. as its authorized representative for the purposes and consideration herein expressed.

              SUBSCRIBED AND SWORN TO before me, the undersigned authority, on this    8th    day of        September      , 2002, to certify which, witness my hand and seal of office.

/s/Josephone Acuna

NOTARY PUBLIC in and for The State of Texas